EXHIBIT 10.1

                           INNOVATIVE MARKETING, INC.

                                 STOCK AGREEMENT

Agreement   made   this   January   18,   2007,   by   and   between   Universal
Detection Technology,   a  California  corporation  (hereinafter  "SELLER")  and
Innovative Marketing, Inc., a Wyoming corporation (hereinafter "IMI"):

IT IS HEREBY AGREED AS FOLLOWS:

1.       TRANSFER OF ASSETS PURCHASE PRICE

         1.1 At the Closing referred to in Section 3.1, SELLER shall sell to IMI and IMI shall purchase, the STOCK as listed on Exhibit A (hereinafter the "STOCK").

         1.2 As full consideration for the STOCK, IMI shall issue to SELLER, credits (hereinafter the "CREDITS'), in the aggregate amount of One Million Six Hundred Thousand U.S. Dollars ($1,600,000.00) to purchase merchandise and services to be selected by SELLER as provided in Section 4 (See Exhibit A1).

2.       REPRESENTATION AND WARRANTIES

         2.1 IMI represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of Wyoming; (ii) it has full power and authority to enter into and perform this AGREEMENT in accordance withy its terms;
                  (iii) the execution, delivery and performance of this AGREEMENT by IMI have been duly authorized by all requisite corporate action of IMI; and (iv) this AGREEMENT is a valid and binding obligation of IMI, enforceable in accordance with its terms.

         2.2 SELLER represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of Nevada; (ii) it has full power and authority to enter into and perform this AGREEMENT in accordance with its terms; (iii) the execution, delivery and performance of this AGREEMENT by SELLER have been duly authorized by all requisite corporate action of SELLER; (iv) this AGREEMENT is a valid and binding obligation of SELLER enforceable in accordance with its terms, and (v) SELLER has , and at the Closing IMI will obtain, good and marketable title to all of the STOCK, free and clear of any claims, liens or encumbrances.

         2.3 SELLER represents, warrants and agrees that (i) no consent of any person or entity, including any lender, secured or unsecured, is required in order for SELLER to effectuate the transaction contemplated, hereunder. SELLER agrees that IMI will not suffer any financial harm from SELLER'S failure to obtain consents and further agrees to indemnify IMI, as well as litigate on behalf of IMI at SELLER'S expense to insure that IMI will not suffer any harm from the failure to obtain any consent.

         2.4 IMI if in the event of holding publicly traded shares shall have the right to sell the STOCK using the SELLER'S name or any other trade name attributed to the STOCK


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                  by SELLER.  If the SELLER STOCK is unlisted and not for public sale, IMI does reserve the right to sell its STOCK.

3.       CLOSING

         3.1 The closing (the "CLOSING") under this AGREEMENT shall be held in Florida on January 18, 2007, or at such other place as the parties shall agree.

         3.2 At the CLOSING, SELLER shall deliver to IMI, or cause its transfer agent to deliver, a Stock Certificate representing the Stock in favor of IMI. a

4.       AVAILABILITY OF CREDITS

         4.1 Not less frequently then every one hundred eighty (180) days, IMI shall deliver to SELLER orally or by written material describing the merchandise and services that can them be purchased by SELLER for credits, or, for a combination of cash and credits. These descriptions may or may not be for merchandise and services previously submitted to SELLER by IMI. Such merchandise and services shall include any merchandise and services which IMI makes available to any third party. In addition, if SELLER desires through IMI other then those described in the material, SELLER shall notify IMI and IMI shall then determine within a reasonable period of time whether the merchandise and services requested can be purchased for credits (or for a combination determined by IMI, of cash and credits) and shall so notify SELLER.

         4.2 IMI shall exercise what it deems to be its best efforts, and SELLER agrees to accept what IMI deems to be its best efforts, to offer merchandise and services which shall be competitive with prices quoted to SELLER in proposed arm's-length transaction with unrelated third parties for the same merchandise and services. Such merchandise and services shall be of comparable quality to those offered in the marketplace. Every request for IMI to provide merchandise and services shall be accompanied by written prices quoted to SELLER for similar merchandise and services at arm's length transactions with unrelated third parties. Name and location of Vendor and a full description of the products and/or services must be included.

         4.3 IMI agrees to use what it deems to be its best efforts, and SELLER agrees to accept what IMI deems to be its best efforts to obtain merchandise or services which SELLER can purchase for credits, or, a combination of cash and credits. If IMI is able to obtain merchandise or services to submit to SELLER for its consideration, or, is able to obtain merchandise or services which SELLER may request, IMI will then advise SELLER of the cost at which IMI can obtain such merchandise or services, and if such cost is lower then SELLER would ordinarily pay, IMI will acquire this merchandise or services for SELLER (with SELLER approval), upon prepayment by SELLER to IMI of IMI'S cost. However, IMI makes no representation as to the obtain ability of any merchandise or services. The difference between IMI'S cost and the cost at which the merchandise or services are made available to SELLER shall be charged against SELLER'S credits.


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


         4.4      IMI shall deliver to SELLER a semi-annual statement indicating
                  (i) the amount of each credit used by SELLER to purchase merchandise and services that period, and (ii) the aggregate amount of credits still available to SELLER as of the end of that period.

         4.5 Any credits not utilized before December 1, 2012 shall expire on that date, and IMI shall have no further obligation under this AGREEMENT; provided, however, that SELLER may solely at its option extend this AGREEMENT CR # UD 1 for one year ending December 17, 2013.

         4.6 The merchandise and services offered by IMI for credits (or for a combination of cash and credits) under this AGREEMENT are subject to prior sale/or withdrawal without prior notification.

         4.7 In the event IMI shall receive a request from SELLER to procure merchandise or services accompanied by the price at which SELLER can obtain such merchandise and services from its current unrelated third-party vendor (the " BENCHMARK PRICE") and IMI identifies an alternate vendor prepared to provide merchandise or services comparable to those requested at a cash savings to SELLER and SELLER as a result thereof thereafter negotiates a more favorable price with its current vendor (the "REDUCED PRICE"), then and in that event, the spread between the BENCHAMARK PRICE and the REDUCED PRICE shall be deemed a partial fulfillment of IMI'S obligation to liquidate the credits established under the AGREEMENT. IMI'S obligation to liquidate such credits shall be reduced pro rata with any such savings.

         4.8 SELLER and IMI acknowledge that IMI or one of it's syndicated relationships have had meeting in an effort to outline the merchandise and services that may possibly be available to clients of IMI and other merchandise and service which SELLER may request IMI to provide quotations for in the future. SELLER and IMI have reviewed several examples of the cash/cash equivalent credit ratios that could be applicable to other transactions between IMI and other customers for merchandise and services similar to those which SELLER contemplates receiving from IMI as consideration for the STOCK sold to IMI hereunder. SELLER acknowledges that it has evaluated the advantages and risks of this undertaking and has consulted its own accountants, auditors, and legal advisors and confirms that its expectations can be realized within the period set forth herein.

5.       ADDITIONAL AGREEMENTS OF THE PARTIES

         5.1      The title to the STOCK shall vest in IMI upon the CLOSING.

6.       MISCELLANIOUS

         6.1 This AGREEMENT contains a complete statement of the total understanding and all the arrangements between the parties with respect to its subject matter and supersedes


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                  all previous agreements,  presentations and all other material
                  and  information   written  or  oral,  between  these  parties
                  concerning the subject matter herein, and cannot be revised, modified, or terminated orally. Both parties to this AGREEMENT SELLER and IMI agree that there are no representations, warranties, or agreements, written or oral, upon which they have relied, other then those set forth specifically in this AGREEMENT.

         6.2 IMI'S obligations under this AGREEMENT may not be assigned except (i) with the prior written consent of SELLER or (ii) to a subsidiary or affiliate of IMI, provided, in either case, that IMI shall remain fully liable for the performance of all its obligations under this AGREEMENT.

         6.3 All or any portion of the credits may be assigned by SELLER only to a subsidiary, parent or controlled affiliate without the consent of IMI. If all or any portion of the credits are assigned under this Section 6.3 all references to SELLER shall, where appropriate, be deemed to refer to the assignee of the credits. No assignment of credits can be effected by SELLER, except as set forth in this Section 6.3 unless IMI shall have given its prior written consent which shall not be unreasonable withheld. It is agreed if IMI shall withhold its written consent to a proposed transfer by reason of the transferee conducting a business in competition with IMI; such consent shall be deemed to be reasonable withheld.

         6.4 If either party to this AGREEMENT shall consider the other in default of its obligations hereunder, such party not be entitled to pursue either rights or remedies provided under this AGREEMENT or by law unless and until (i) it shall have served a notice of default and demand for cure upon the defaulting party which shall have had a period of one hundred eighty (180) days from the date of its receipt of the aforesaid default notice to cure and correct the alleged default or compromise the dispute to the satisfaction of all parties.

         6.5 All notices and other communications under this AGREEMENT shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, to the parties at the following addresses (or at such other address as a party may designate by notice to the other):


                  IF TO SELLER:

                  Universal Detection Technology

                  ------------------------------

                  ------------------------------
                  Tel.: ________________________
                  Cell: 310-435-3180
                  Fax: _________________________


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


                  E-Mail: jtizabi@udection.com
                  Attn.: Jacque Tizabi, CEO


                  IF TO BUYER:

                  Innovative Marketing.Inc.
                  2895 South Federal Hwy, STE B1
                  Delray Beach, FL 33483


                  WITH COPY TO:


         6.6      This   AGREEMENT   shall  be  governed  by  and  construed  in
                  accordance with the laws of the state of Florida applicable to agreement made and to be performed in Florida.

         6.7 This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         6.8 Any dispute or controversy arising under or in connection with this AGREEMENT shall be settled only by arbitration to be held in the City of Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction, of the Florida Courts for this purpose. It is agreed between SELLER and IMI that any dispute or controversy arising under or in connection with this AGREEEMENT shall be solely a corporate responsibility, and any monetary award that may be sought by either party to this AGREEMENT may not exceed twenty-five percent (25%) of the net amount actually received (less any normal third-party commissions) by IMI from the sale of the STOCK IMI had received from SELLER. IMI will use its best efforts to keep complete records of the sale of STOCK transactions, including contracts of sale, bills of sale, receipts, correspondence, copies of checks, etc.

         6.9 Paragraph 6.9 of this AGREEMENT CR # UD 1 shall have no application regarding the SELLER'S obligation in Exhibit "A" hereto.

         6.10 Neither party shall be deemed to be the preparer of this document.


SIGNATURES

Universal Detection Technologies, Inc.      Innovative Marketing, Inc.

By: /s/ Jacques Tizabi                      By: /s/ Marc Sporn
    ---------------------------------           ------------------------------
        Jacques Tizabi                              Marc Sporm

Title: Chief Executive Officer              Title: Chairman-CEO


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


STATE OF

COUNTY OF

         Before me, the undersigned authority, on this day personally appeared Universal Detection Technology, Inc, a California corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledge to me that he in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the  _________ day of __________


                                                    ----------------------------
                                                                  Notary Public
                                                                       State of

                                                          MY COMMISION EXPIRES:

                                                    ---------------------------


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


STATE OF FLORIDA

COUNTY OF

         Before me, the undersigned authority, on this day personally appeared American Marketing Complex Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledge to me that he in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the  _________ day of __________


                                                    ----------------------------
                                                                  Notary Public
                                                                       State of

                                                          MY COMMISION EXPIRES:

                                                    ---------------------------


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


                                   EXHIBIT "A"

                           INNOVATIVE MARKETING, INC.

                                       And

                         UNIVERSAL DETECTION TECHNOLOGY


         ITEM                          QUANTITY                        TOTAL
----------------------    -----------------------------------      -------------
Shares of common stock    60,000,000 Shares @ $0.03 per share      $1,800,000.00


                                                            TOTAL: $1,800,000.00
                                                              In cash equivalent
                                                              Credits.


BY: ___________________________________


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


STATE OF

COUNTY OF

         Before me, the undersigned authority, on this day personally appeared Universal Detection Technology, Inc a California corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledge to me that he in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the  _________ day of __________


                                                -------------------------------
                                                                  Notary Public
                                                                       State of

                                                          MY COMMISION EXPIRES:

                                                -------------------------------


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


                                  EXHIBIT "A-1"

1. The Shares will be fully paid and nonassessable. The Shares will be transferred to IMI free and clear of any and all liens or other encumbrances, except such restrictions upon transfer as may be imposed by the Securities Act of 1933, as amended, in making any sale or other transfer of the Shares.

2. There has been no representation by SELLER to IMI that this exchange complies with the Security Act of 1933, as amended, or with other State or Federal regulation(s) governing the sale, exchange or transfer of securities. Rather, IMI is a sophisticated business organization and has relied upon its own advice of counsel, and makes the election to participate in this exchange of its common stock for IMI credits and other consideration, the receipt of which is mutually acknowledged, as its free and voluntary act. Each party hereto relies upon its own advice of counsel, after full study and deliberation, and not upon representations made by the other party, that this exchange complies with all relevant Laws regulating the exchange of securities.

3. There is no representation or warranty by SELLER to IMI that any dividends will be paid to IMI as owner of the Shares.

4. These Shares shall be subject to all rights, powers and privileges exactly similar to any and/or all other common stock issued by SELLER to its officers, directors and stockholders.

5. It is understood and agreed that if for any reason IMI has not received the STOCK as described, all servicing of CREDITS by IMI according to Agreement #: CR # UD 1 shall be deemed immediately invalid, and this Agreement shall become null and void.


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


                                                                    ADDENDUM A-B

1. IMI reserves the right to request from the SELLER a current copy of its latest 10Q and 10K if applicable, after filing of the same with the SEC as well as names and addresses of all legal advisors, accountants and auditors.

2. IMI is purchasing Sixty Million Shares. One certificate representing 60,000,000 of regular common shares that are sold to the general public of Universal Detection Technology, Inc and is simultaneously receiving no additional shares to cover all costs of administrative, client servicing, legal, accounting, filing, etc.

         4A.
         4B.

3. SELLER filing for protection under the bankruptcy code or ceasing to function in its present form shall constitute a material breach that automatically voids this Agreement in its entirety. All Shares purchased shall remain the exclusive property of IMI, as the original inducement for IMI to enter into this Agreement CR # UD 1 and for granting an exclusive whereby IMI will not directly solicit other competing companies or companies in the same or similar business as Seller so long as this Agreement CR # UD 1 remains valid and the contract has been faithfully performed by the Seller exactly as specified.

4. Full performance of each and every condition, without exception, of this Addendum is a condition precedent to the Agreement becoming valid and activated. Time is of the essence regarding the performance of each and all of the above conditions. All shares purchased and all funds received by IMI from Universal Detection Technology, Inc shall remain the exclusive property of IMI, free and clear of any and all encumbrances, as the original inducement for IMI to enter into this Agreement and for granting an exclusive whereby IMI will not directly solicit other competing companies or companies in the same or similar business as Seller so long as this Agreement remains valid and the contract has been faithfully performed by the Seller.

         8A.


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

AGREE TO BY SELLER:                             DATE:

Universal Detection Technology, Inc

BY: /s/ Jacques Tizabi                          NOTARY:
    --------------------------------
        Jacques Tizabi

TITLE: Chief Executive Officer


AGREE TO BY BUYER:

Innovative Marketing. Inc.

/s/ Marc Sporn
-----------------------------------
Marc Sporn, Chairman-CEO                        NOTARY:


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